U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2020 (March 10, 2020)

iBio, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or jurisdiction of incorporation or organization)

001-35023

(Commission File Number)

26-2797813

(I.R.S. Employer Identification Number)

600 Madison Avenue, Suite 1601, New York, NY 10022-1737

(Address of principal executive offices (Zip Code)

Registrant's telephone number: (302) 355-0650

                                               N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐ Emerging growth company

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock	IBIO	NYSE American

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 10, 2020, iBio, Inc. (the “Company”) appointed Thomas F. Isett 3rd, age 55, to serve as Chief Executive Officer and Executive Co-Chairman of the Board of Directors of the Company. Robert B. Kay retired from his role as Chief Executive Officer of the Company effective March 10, 2020. Mr. Kay will serve as Executive Co-Chairman of the Board with Mr. Isett and will continue in his role as a director of the Company.

Mr. Isett, who has served as a director of the Company since April 2019, is an accomplished executive with decades of successful management and corporate development experience in the life sciences, including biologics contract development and manufacturing. In 2015, he founded i.e. Advising, LLC, a management and strategy consulting firm, as well as Commence Bio, Inc., a private, early-stage developer of cellular immunotherapies. He has advised Fortune 500 companies, private equity firms, biotechnology companies, and standard-setting organizations on key strategy, M&A, and intellectual property decisions in life sciences and has been involved in transactions cumulatively valued at over $20 billion. Prior to founding i.e. Advising, Mr. Isett held leadership roles for bioprocess product and service businesses over his 25 combined years with General Electric, Lonza, and Becton Dickinson (BD). Mr. Isett was the founder of Becton Dickinson’s BD Advanced Bioprocessing business, which he led from inception to over $60 million in revenues by 2009; by 2018, revenues reached $100 million and the business was sold for $477 million. At Lonza, he contributed to the rapid growth of the cell & gene therapy CDMO unit as Head of Cell Processing Technologies. Notably, while with GE Life Sciences, he accelerated growth for the North American BioProcess business via the introduction of an integrated solutions strategy, along with new commercial and operating mechanisms to support execution.

There is no arrangement or understanding between Mr. Isett and any other person, pursuant to which Mr. Isett was selected as an officer.

Pursuant to the terms of an Employment Agreement between the Company and Mr. Isett, entered into on March 10, 2020 (the “Employment Agreement”), Mr. Isett will receive an annual base salary of $490,000, and a signing bonus of $450,000. Mr. Isett will be paid an additional signing bonus in the amount of $250,000 in cash on March 10, 2021, provided he is then employed with the Company and has not given notice of resignation or been provided with written notice of termination for cause by the Company. For the Company’s fiscal year beginning July 1, 2019 and ending June 30, 2020, Mr. Isett will be paid a guaranteed bonus in the amount of $80,000. For all fiscal years beginning on or after July 1, 2020, Mr. Isett will be eligible to receive an incentive bonus of up to 60% of his base salary subject to achievement of performance criteria to be mutually agreed between the Board of Directors and Mr. Isett by July 31 of each fiscal year.

In addition, Mr. Isett will be awarded a cash bonus in the amount of 4.5% of the transaction consideration paid in connection with the consummation of a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the Company’s assets, within the meaning of Section 409A of the Internal Revenue Code of 1986 (a “Change of Control Transaction”), during the term of the Employment Agreement, provided that the Change of Control Transaction results in the Company’s stockholders receiving (or being entitled to receive, whether upon the consummation of the Change of Control Transaction or at a future date) transaction consideration worth at least 120% of the average closing trading price of the Company’s securities during the 20 trading-day period immediately preceding the consummation of the Change of Control Transaction.

In addition, the Company has agreed to issue to Mr. Isett options to purchase 975,000 shares of common stock (the “Option Shares”), which will be issued pursuant to the Company’s 2018 Omnibus Equity Incentive Plan at the current trading price of our common stock. The Options Shares will vest ratably over a 36-month period (1/36th per month) and will be deemed fully-vested upon any transaction or series of related transactions that constitutes a Change of Control Transaction. The Company will review the trading price of the Company’s common stock as of each of June 30, 2020 and June 30, 2021 (each, a “Pricing Date”) and if the average closing trading price of the Company’s securities during the 20 trading-day period immediately preceding a Pricing Date is below the then-current exercise price of the Option Shares, the Company will exchange the Option Shares with new Option Shares (but with the same vested amounts and remaining vesting schedule) with an exercise price equal to the then-current trading price as of such Pricing Date.

Mr. Isett may participate in benefit plans for which he is eligible as may be established from time to time by the Company for its executive employees, and the Company has agreed to pay the full cost of all medical, vision, and dental benefits provided to Mr. Isett and his family. The Company also has agreed to pay for all continuing education expenses incurred by Mr. Isett up to a maximum of $7,500 per year.

Under the terms of the Employment Agreement, if Mr. Isett’s duties require him to relocate his primary residence to any state in which the Company maintains a physical office location, the Company will reimburse him for all reasonable and documented relocation expenses incurred by him and the members of his immediate household in moving to the new location, including moving expenses, rental payments for temporary living quarters in the area of relocation for a period not to exceed six months, real estate brokerage commissions incurred in connection with the sale of his existing primary residence, and loan financing charges and closing costs incurred in connection with the acquisition and financing of a new residence.

Mr. Isett’s employment is on an “at will” basis and may be terminated at any time by Mr. Isett or the Company. Under the terms of the Employment Agreement, if Mr. Isett’s employment is terminated for “cause,” as defined in the Employment Agreement, he is entitled to receive his base salary and benefits accrued through the termination date. If the Company terminates Mr. Isett’s employment for reasons other than for cause or due to disability, then the Company is required to pay Mr. Isett’s base salary and any accrued annual bonus and benefits for a period equal to the lesser of 24 months after termination or the remaining balance of the term of the Employment Agreement.

If Mr. Isett’s employment is terminated at any time in connection with a Change of Control Transaction, he will be entitled to a lump sum cash payment, within 30 days after termination, equal to 24 months of his then-current base salary, a lump sum cash payment, within 30 days after termination, equal to a pro-rated amount of his target annual bonus for the year immediately preceding the termination, payment of the full amount of all premiums for continued health benefits (including COBRA) under the Company’s health plans for a period of 12 months following the termination, and immediate vesting of 100% of the then-unvested portion of any outstanding equity awards.

The foregoing description of Mr. Isett’s Employment Agreement is qualified in its entirety by the text of the agreement, a copy of which is attached hereto as Exhibit10.1 and incorporated herein by reference.

Mr. Isett is the Managing Director and sole owner of i.e. Advising, LLC (“Consultant”), which was retained by the Company as a strategy and management consultant pursuant to a Consulting Agreement, dated as of February 22, 2019 (the “Consulting Agreement”), with services to be provided pursuant to statements of work entered into between the Company and Consultant from time to time. Effective as of May 1, 2019, the Company entered into a Statement of Work (the “May 1, 2019 SOW”) pursuant to the Consulting Agreement, which provided for an engagement to be conducted on a retainer basis with Thomas Isett, as the primary engagement resource, at a rate of  $40,000 per month, and on a time and materials basis for all other engagement resources provided by Consultant, billable at the rate of  $85 to $450 per hour. The Consultant and the Company entered into an additional Statement of Work on December 1, 2019 (the “December 1, 2019 SOW”), which provided that the Consultant would entitled to a bonus of 3% to 4.5% of the transaction value if the Company or any of its assets are sold during the term of the Statement of Work. Consultant and the Company have agreed to terminate the Consulting Agreement and the May 1, 2019 SOW and December 1, 2019 SOW.

Item 9.01 Exhibits

10.1	Employment Agreement, dated as of March 10, 2020, between iBio, Inc. and Thomas F. Isett.

Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBIO INC.

Date: March 12, 2020	By:	/s/ Robert L. Erwin
		Name:	Robert L. Erwin
		Title:	President

EXHIBIT INDEX

10.1	Employment Agreement, dated as of March 10, 2020, between iBio, Inc. and Thomas F. Isett.